UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2009

ReGen Biologics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-20805	23-2476415

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Hackensack Avenue
Hackensack, NJ	07601

(Address of principal executive offices)	(Zip Code)

(201) 651-5140
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995.  Such statements are based on the current expectations and beliefs of the Registrant and its management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in such forward-looking statements, including those discussed in the Risk Factors section of the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 and its additional filings with the Securities and Exchange Commission.  There can be no assurance that any assumptions and other factors set forth herein or therein will occur and the Registrant undertakes no obligation to update such forward-looking information in the future except as required by law.

Item 1.01. Entry Into a Material Definitive Agreement.

ReGen Biologics, Inc. (OTC: RGBO) (the “Registrant”) entered into a Subscription and Security Agreement, dated October 2, 2009 (the “Subscription Agreement”), among the Registrant and the investors named therein for the private placement of an aggregate principal amount of up to $3,000,000 of the Registrant’s secured convertible notes (the “Notes”).  Under the terms of the financing, the Registrant received approximately $250,000 and commitments for approximately $1,500,000, to be provided in increments at times and in amounts to be determined by the investors, and issued approximately $250,000 aggregate principal amount of the Notes.  The Notes are due and payable on April 2, 2010, accrue interest at an annual rate of 8% until the due date and 12% thereafter until paid, are secured by a first priority lien on all unencumbered assets of the Registrant and a second priority lien on all encumbered assets of the Registrant and are subject to a premium equal to 300% of the principal amount of the Notes then outstanding in the event the Registrant consummates certain fundamental transactions.  At the option of the holders, the Notes may be converted into (a) securities issued in and at the price of a future private placement, or (b) common stock, par value $0.01 per share of the Registrant calculated at a discount to the market price in the event that a future private placement is not consummated by the due date.  In connection with the financing, the Company issued five year warrants that provide for each investor to purchase a number of shares of common stock of the Registrant equal to the amount of shares into which such investor’s Note would be repaid in a future private placement at an exercise price per share of 1% of the purchase price of the securities offered in such future private placement.  If no future private placement is consummated prior to the due date, the warrants issued provide for each investor to purchase a number of shares of common stock of the Registrant equal to the principal amount of such investor’s note divided by $0.03 at an exercise price of $0.01 per share.  Pursuant to their terms, the Notes and the warrants are not currently convertible and will only become convertible upon a future private placement or at the due date of the Notes.

The Company has agreed to register the securities into which the Notes and the warrants will convert on one or more registration statements to be filed with the Securities and Exchange Commission upon request by the investors.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference. The issuance of the Notes and the warrants was not registered, in reliance on Section 4(2) under the Securities Act of 1933, as amended, and Regulation D promulgated thereunder, because both were only offered to accredited investors.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective October 2, 2009 and in connection with the Registrant’s personnel reductions in order to reduce its cash requirements, Brion D. Umidi, Senior Vice President and Chief Financial Officer, was terminated under his employment agreement with the Registrant.  The Registrant expects to retain Mr. Umidi as a consultant to the Registrant and for him to continue to be the Registrant’s principal financial officer.

Item 9.01. Financial Statements And Exhibits.

(d) Exhibits

10.1	Form of Secured Convertible Note of ReGen Biologics, Inc., dated October 2, 2009.

10.2	Form of Subscription and Security Agreement by and among ReGen Biologics, Inc. and the Investors named therein, dated as of October 2, 2009

10.3	Form of Warrant Certificate by and between ReGen Biologics, Inc. and the Individuals named therein, dated October 2, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGEN BIOLOGICS, INC.

By:	/s/ Gerald E. Bisbee, Jr., Ph.D.
Name:	Gerald E. Bisbee, Jr., Ph.D.
Title:	President and
Chief Executive Officer

Dated: October 8, 2009